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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                December 1, 1999

Tickets.com, Inc.
555 Anton Boulevard, 12th Floor
Costa Mesa, California 92626

         Re: Tickets.com, Inc. - Registration Statement for Offering of an Aggregate of 12,145,916 Shares of Common Stock

Dear Ladies and Gentlemen:

         We have acted as counsel to Tickets.com, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 12,145,916 shares of the Company's common stock authorized for issuance under the Company's Employee Stock Purchase Plan and the 1999 Stock Incentive Plan (collectively, the "Plans"); (ii) an additional 248,881 shares of the Company's common stock issuable pursuant to outstanding options under the Tickets.com, Inc. 1998 Stock Plan as assumed by the Company in connection with the Company's acquisition of Tickets.com, (iii) an additional 579,915 shares of the Company's common stock issuable pursuant to outstanding options under the TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan as assumed by the Company in connection with the Company's acquisition of TicketsLive Corporation and (iv) an additional 144,140 shares of the Company's common stock issuable pursuant to stock options and warrants granted to certain individuals in the Company's service pursuant to their written compensation agreements with the Company. The clause (i) shares will be hereinafter referred to as the "Plan Shares," the clause (ii) and clause (iii) shares will be hereinafter referred to as the "Assumed Plan Shares," and the clause (iv) shares will be hereinafter referred to as the "Warrant Shares."

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans and the Company's assumption of the Tickets.com 1998 Stock Plan and the TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan and the options outstanding thereunder, and we have also reviewed the written compensation agreements and other documentation evidencing the options and warrants for the Warrant Shares. Based on such review, we are of the opinion that, if, as and when the Plan Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements or stock purchase rights duly authorized under the Plans and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances under the 1999 Stock Incentive Plan and in accordance with the Registration Statement, such Plan Shares will be duly authorized, legally issued, fully paid and nonassessable. We are also of the opinion that, if, as and when the Assumed Plan Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements evidencing the outstanding options under the assumed Tickets.com and TicketsLive Corporation plans specified above and in accordance with the Registration Statement, such Assumed Plan Shares will be duly authorized, legally issued, fully paid and nonassessable. Finally we are of the opinion that, if, as and when the Warrant Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements or warrants covering those Warrant Shares and in accordance with the Registration Statement, the Warrant Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

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         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan Shares, the Assumed Plan Shares and the Warrant Shares.


                                             Very truly yours,


                                             /s/ BROBECK, PHLEGER & HARRISON LLP
                                             -----------------------------------
                                                 Brobeck, Phleger & Harrison LLP